


<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial  information extracted from the balance sheet of CNL Income Fund XVIII,  Ltd. at December 31, 1998, and its statement of income for the year then ended and is  qualified in its entirety by reference to the Form 10-K of CNL Income Fund XVIII,  Ltd.  for the year ended  December  31,
1998.
</LEGEND>


<PERIOD-TYPE>                                  year
<FISCAL-YEAR-END>                              Dec-31-1998
<PERIOD-START>                                 Jan-01-1998
<PERIOD-END>                                   Dec-31-1998
<CASH>                                         1,839,613
<SECURITIES>                                   0
<RECEIVABLES>                                  62,189
<ALLOWANCES>                                   62,189
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0 <F1>
<PP&E>                                         23,388,865
<DEPRECIATION>                                 512,853
<TOTAL-ASSETS>                                 31,112,617
<CURRENT-LIABILITIES>                          0 <F1>
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     30,268,497
<TOTAL-LIABILITY-AND-EQUITY>                   31,112,617
<SALES>                                        0
<TOTAL-REVENUES>                               3,097,757
<CGS>                                          0
<TOTAL-COSTS>                                  597,969
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                2,302,322
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            2,302,322
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   2,302,322
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0

Due to the nature of its industry, CNL Income Fund XVIII, Ltd. has an unclassified balance sheet; therefore no values are shown above for current assets and current liabilities.
